UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 20, 2007

Adobe Systems Incorporated
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

345 Park Avenue

San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 20, 2007, Bruce R. Chizen, Chief Executive Officer of Adobe Systems Incorporated (“Adobe”) adopted a prearranged stock trading plan with respect to the exercise and sale of certain Adobe stock options owned by Mr. Chizen that are set to expire on March 31, 2008. Mr. Chizen’s trading plan was adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”) and Adobe’s policies governing stock transactions by directors, executive officers and other employees. Rule 10b5-1 allows corporate insiders to establish prearranged stock trading plans when they are not in possession of material nonpublic information.

Mr. Chizen’s Rule 10b5-1 trading plan provides for the exercise of up to 1,700,000 Adobe stock options and the subsequent sale of the acquired shares on the open market at prevailing market prices commencing July 21, 2007 and ending on March 31, 2008, subject to specified limitations, minimum price thresholds and early termination or suspension upon the occurrence of certain specified events.

Transactions made under Mr. Chizen’s Rule 10b5-1 trading plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Except as may be required by law, Adobe does not undertake to report stock trading plans by other Adobe officers or directors, nor to report modifications or termination of any publicly-announced plan, including Mr. Chizen’s plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: June 22, 2007	By:	/s/ Karen Cottle
Karen Cottle
Senior Vice President, General
Counsel and Secretary